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                                                                   EXHIBIT 10.18

                    RESTRICTED STOCK PURCHASE PROMISSORY NOTE

                                                                    July 1, 2002

         FOR VALUE RECEIVED, the undersigned, Anthony P. Adamis (the "Maker"), hereby promises to pay to Eyetech Pharmaceuticals, Inc. (the "Lender" or the "Company"), or to its designee, the principal amount of $102,000 (One Hundred and Two Thousand Dollars and No Cents), on the terms and conditions set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Employment Agreement dated as of March 1, 2002 (the "Employment Agreement") between the Company and Maker.

         Maker agrees that the proceeds of this Note shall be used solely for the purpose of permitting Maker to pay the purchase price on the Restricted Stock to Maker pursuant to the Employment Agreement.

         Principal and interest shall be payable in lawful money of the United States. Interest shall be calculated on the basis of a 360-day year consisting of twelve (12) months, each of thirty (30) days, and shall compound annually. All interest will be payable on the Due Date, as defined below. Interest will accrue at a rate of 4.71% per annum.

         Maker acknowledges and agrees that he shall make a mandatory prepayment on this Note from any net, after-tax proceeds Maker receives upon sale of the Restricted Stock.

         All principal and interest on this Note shall become immediately due and payable on July 1, 2008 (i.e., the sixth anniversary of the Start Date of Maker's employment with the Company) (the "Due Date"). This Note is pre-payable at any time without penalty.

         Maker acknowledges that amounts due under this Note are secured by a security interest that has Maker granted to Lender in the Restricted Stock issued to Maker pursuant to the Employment Agreement and the related Stock Pledge Agreement thereto (the "Pledge Agreement"). Maker acknowledges and agrees, pursuant to the terms of the Employment Agreement, that the Company shall have full recourse to Maker for the payment of all amounts due under this Note provided, however that Lender will first satisfy amounts owed by Maker pursuant to this Note by exercising any rights that it may have under the Pledge Agreement with regard to the Restricted Stock, including sale of the Restricted Stock.

         Payments of principal on this Note shall be made to Lender (i) in lawful money of the United States of America, and (ii) by check or by wire transfer to the account or accounts designated below by Lender or as otherwise designated by Lender in writing to the Maker.

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         The undersigned, for itself and its legal representatives, successors and assigns, and any other party who becomes liable for this Note hereby (i) waives presentment, demand, protest, notice of dishonor, notice of non-payment, diligence in collection, and any right of setoff, and (iii) covenants and agrees to make all payments, when due, on this Note.

         This Note may not be amended or modified except in writing signed by both Maker and Lender.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         IN WITNESS WHEREOF, the Maker has executed this Note as of the day and year first above written.

                                                     MAKER:

                                                     /s/ ANTHONY P. ADAMIS
                                                     ---------------------------
                                                     Anthony P. Adamis

                                                     4.16.02